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                                MILLER AND CO.
                                  Letterhead


June 30, 1998


Wade Cook Financial Corporation
14675 Interurban Avenue South
Seattle, Washington 98168

Dear Wade Cook Financial Corporation:


We hereby consent to the inclusion in the Form 10-K, as amended, for the period ended December 31, 1997, as filed by Wade Cook Financial Corporation, of the financial statements and financial statement schedules audited by Miller and Co. for the fiscal years ending 1997, 1996, and 1995, the notes thereto and our reports and opinions thereon.


Very truly yours,

MILLER AND CO.


/s/ Marlon G. Buno
-------------------------
Marlon G. Buno,
Partner